UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2006
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Amendment to a Material Agreement
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
Form of Lock-Up Agreement
Press Release

Item 1.01. Material Amendment to a Material Agreement
On March 20, 2006, the Board of Directors (the “Board”) of Navarre Corporation (the “Company”) and the Compensation Committee of the Board approved the acceleration of vesting of all unvested and “out-of-the-money” stock options with exercise prices equal to or greater than $4.50 per share previously awarded to its employees, officers and directors under the Company’s Stock Plans. The acceleration of vesting will be effective for stock options outstanding as of March 20, 2006.
The Board required that, as a condition to the acceleration, each director and executive officer of the Company who is deemed a “Section 16 Officer” for reporting purposes, agree to refrain from selling, transferring, pledging or otherwise disposing of shares of Company common stock acquired upon any exercise of subject stock options (other than sales by such persons to fund the exercise price or to satisfy minimum statutory withholding on such exercise to the extent allowed by the Company Stock Plans) until the date on which the exercise would have been permitted under the stock option’s pre-acceleration vesting terms or, if earlier, the officer’s last day of employment with, or the director’s last day of service as a director of, the Company. The form of Lock-Up Agreement is attached hereto as Exhibit 10.1. All other terms and conditions applicable to the accelerated options, including the exercise prices, remain unchanged.
Options covering 2.1 million shares of the Company’s common stock are affected by this action. Of this amount, approximately 1.1 million options are held by directors and executive officers. The accelerated options held by such executive officers and directors represent approximately 31.4% of total outstanding options.
The Board believes that it is in the best interests of the Company and its shareholders to accelerate the vesting of these options in order to minimize future compensation expense associated with the accelerated options upon the Company’s planned adoption of Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment” (“FASB 123R”). FASB 123R will become effective as to the Company for the fiscal 2007 first quarter ended June 30, 2006. The Company believes that the vesting acceleration will reduce the Company’s aggregate compensation expense by approximately $3.2 million for its 2007 fiscal year, beginning April 1, 2006, and by $6.5 million over the remaining vesting period of the options. The Company also believes that because the options to be accelerated have exercise prices in excess of the current market value of the Company’s common stock, the options have limited economic value and are not fully achieving their original objective of incentive compensation and employee retention and that the acceleration will have a positive effect on employee morale and perception of option value.
A copy of a press release regarding the announcement of the vesting acceleration is incorporated herein and attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits. The following exhibits are filed with this document:
     10.1       Form of Lock-Up Agreement.
     99.1       Press Release, dated March 23, 2006, issued by Navarre Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: March 23, 2006	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Lock-Up Agreement.
99.1	Press Release, dated March 23, 2006, issued by Navarre Corporation.